Exhibit 10.2

Execution Version

SECURITY AND PLEDGE AGREEMENT

This Security and Pledge Agreement (this “Agreement”) is dated the 27th day of June, 2014 by and among the parties listed on Schedule I hereto (collectively, jointly and severally, the “Debtors” and singly, a “Debtor” or each “Debtor”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for itself and the other lending institutions which are or may become parties to the Credit Agreement referred to below or which otherwise constitute “Secured Parties” as defined in such Credit Agreement (in such capacity, the “Secured Party”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement dated as of June 27, 2014 by and among Sonus Networks, Inc., a Delaware corporation (the “Borrower”), the Administrative Agent, and the Lenders (as amended, modified or supplemented from time to time, the “Credit Agreement”), the Lenders have agreed to make loans to the Borrower (capitalized terms used herein without definition having the respective meanings ascribed to them in the Credit Agreement, unless the context clearly requires otherwise); and

WHEREAS, the obligation of the Lenders to make such loans is subject to the condition, among others, that the Debtor execute and deliver this Agreement and grant the Lien in favor and for the benefit of the Secured Party as agent for the benefit of itself and the Lenders as hereinafter described;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.                                      Security Interest.  As security for the due and punctual payment and performance of the Secured Obligations described in Section 2 hereof, each Debtor hereby grants to the Secured Party for the benefit of the Lenders and itself, a continuing security interest in and to all of its right, title and interest in the Collateral, whether now owned or existing or hereafter acquired or arising.

As used herein, “Collateral” shall mean all of each Debtor’s tangible and intangible personal property and fixtures (but none of its obligations with respect thereto), including, without limitation, all of each Debtor’s right, title and interest in the property described below, as each such term is used in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”):

(i)                                    all investment property;

(ii)                                goods;

(iii)                            equipment;

(iv)                             inventory;

(v)                                 instruments (including, without limitation, promissory notes);

(vi)                             accounts;

(vii)                         documents;

(viii)                     chattel paper (whether tangible or electronic);

(ix)                             deposit accounts;

(x)                                 fixtures;

(xi)                             letter-of-credit rights and support obligations;

(xii)                         the commercial tort claims (i.e., any claims arising in tort that the Debtor may have) set forth on Exhibit 1(xii) hereto;

(xiii)                     general intangibles (including, without limitation, payment intangibles and Intellectual Property Collateral (as defined below); and

(xiv)                      any and all additions, accessions and attachments to any of the foregoing and any substitutions, replacements, proceeds (including, without limitation, insurance proceeds), products and supporting obligations of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include Excluded Property.  “Excluded Property” means the following: (i) any stock or equity interest (X) in a subsidiary organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof (other than 65% of the voting stock or equity interests in such subsidiary that is a direct subsidiary of the Borrower or a Domestic Subsidiary of the Borrower which are being pledged hereunder as part of the Collateral), or (Y) any Subsidiary of a Subsidiary organized under the laws of a jurisdiction other than the United States of America or political subdivision thereof; (ii) any property that is the subject of a lien securing purchase money or capital lease indebtedness pursuant to documents that prohibit the Debtor from granting any other liens in such property, or (iii) any contract of the Debtor if the grant of a security interest in such contract in the manner contemplated by this Agreement is prohibited by the terms of such contract or by applicable law or would result in the termination of such contract or give the other parties thereto the right to terminate, accelerate or otherwise adversely alter the Debtor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, however, that (x) any such limitation described in the foregoing clause (iii) on the security interests granted hereunder shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC or any other applicable law (including Sections 9-406, 9-407 and 9-408 of the UCC) and (y) in the event of the termination or elimination of any such prohibition or upon the granting of any consent required under such contract or in any applicable law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon waiving or terminating any requirement for such consent, a security interest in such contract shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

2.                                      Secured Obligations.  The Lien hereby granted shall secure equally and ratably the due and punctual payment and performance by the Debtor of the following liabilities and obligations (collectively, the “Secured Obligations”):

(a)                                 any and all indebtedness and Obligations of the Debtors to the Secured Party and the Lenders under the Loan Documents or under any other agreement, document or instrument executed in connection therewith, all as amended, modified or supplemented from time to time; and

(b)                                 the payment and performance of all the terms, covenants and obligations contained in that certain Guaranty  Agreement made by the Debtors party thereto, dated as of the date hereof, as amended, modified or supplemented from time to time, in favor of the Administrative Agent for the benefit of the Lenders; and

(c)                                  any and all obligations of the Debtor to the Secured Party and the Lenders under the Loan Documents including, without limitation, under this Agreement.

3.                                      Special Warranties and Covenants of the Debtors.  Each Debtor hereby represents and warrants to and covenants and agrees with the Secured Party and the Lenders that:

(a)                                 Such Debtor is the owner of and has good and marketable title to the Collateral free from any Liens, other than Liens permitted under Section 7.01 of the Credit Agreement, and the Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming otherwise or any interest therein.

(b)                                 The address shown at the beginning of this Agreement is the chief executive office and principal place of business of each Debtor and the location of all records concerning that portion of Collateral consisting of accounts receivable and other general intangibles.  The Debtors’ only additional places of business and the only additional locations of any Collateral (including Collateral located at warehouses and the like) are listed on Exhibit 3(b) attached hereto.  Except as set forth on Exhibit 3(b) attached hereto, during the five (5) years ended on the date hereof, no Debtor nor any of its predecessors-in-interest has conducted any business or sold any goods under any name (including any fictitious business or trade name) other than its legal name.  Each Debtor’s legal name and jurisdiction of organization are correctly set forth at the beginning of this Agreement.  No Debtor will change its corporate form or jurisdiction of organization, or change its chief executive office or principal place of business or any other place of business, or the location of any Collateral (other than inventory in transit) (including, without limitation, the records relating thereto), or make any change in its legal name or conduct business operations under any fictitious business or trade name (other than any names specified on Exhibit 3(b) attached hereto), (i) in contravention of the Credit Agreement and (ii) without in each case, (A) giving at least (20) days prior written notice thereof to the Secured Party and (B) executing, delivering, filing and recording all necessary financing statements (or amendments thereto) or other instruments and documents in order to maintain the validity, enforceability, priority and perfection of the Lien arising hereunder and under the other Collateral Documents.

(c)                                  [OMITTED].

(d)                                 Subject to the terms of the Credit Agreement, the Debtor will keep the Collateral, including, without limitation, all inventory and equipment, in good repair, working order and condition, ordinary wear and tear excepted, and adequately insured at all times in accordance with the provisions of the Credit Agreement and the other Collateral Documents.  Each insurance policy pertaining to any of the Collateral shall be in form and substance and shall have such limits and deductibles as shall be reasonably satisfactory to the Secured Party and, without limiting the generality of the foregoing, shall:

(i)                                    name the Secured Party as loss payee and as an additional insured pursuant to a so-called standard mortgagee clause and shall contain the so-called agreed upon replacement cost endorsement and waiver of subrogation;

(ii)                                provide that no action of any Debtor or any of its Subsidiaries or any tenant or subtenant shall void such policy as to the Secured Party;

(iii)                            provide that the Secured Party shall be notified (and the Debtor shall notify the Secured Party) of any expiration, cancellation or material amendment of such policy at least thirty (30) days in advance of the effective date thereof and provide that the Secured Party shall have the right to cure any deficiency resulting in the same;

(iv)                             provide that the Secured Party shall receive (and the Debtor shall cause the Secured Party to receive) annually certificates of insurance (or other appropriate documentation) demonstrating compliance by the Debtor with all provisions of the Credit Agreement relating to insurance matters; and

(v)                                 be issued by an insurance company or insurance companies licensed to do business in the jurisdiction in which the Collateral is located and having the highest or second highest rating available from A.M. Best Company or an equivalent Person.

Certified copies of all such insurance policies relating to the Collateral shall be delivered to the Secured Party upon request.  In the event of any material damage or destruction to the Collateral, the Debtor shall give prompt written notice to the Secured Party.  The Debtor shall not adjust, compromise or settle any claim for insurance proceeds in excess of $1,000,000 without the prior written consent of the Secured Party.  Subject to the terms of the Credit Agreement and so long as no Event of Default shall have occurred and be continuing, and so long as each of the following conditions are satisfied, the Debtor may apply the proceeds of any insurance to the repair and restoration or replacement of any of the Collateral which was the subject of the loss, provided that (i) the cost of repair and restoration or replacement shall not exceed $500,000, (ii) the Debtor continues to be the sole owner of the Collateral subject to the Lien arising hereunder and under the other Collateral Documents and, if applicable, said Permitted Liens, (iii) the contemplated repair and restoration or replacement shall reconstruct the Collateral to substantially its previous condition within ninety (90) days from the date of Debtor’s receipt of such insurance proceeds, (iv) all sums necessary to effect the repair and restoration or replacement over and above any available insurance proceeds shall be at the sole cost and expense of the Debtor, (v) the Debtor the shall deposit all available proceeds together with the additional sums referred to in subsection (iv) with the Secured Party prior to commencing any repair or restoration if the casualty proceeds in the aggregate, exceed $1,000,000, and (vi) at all times during any repair and restoration or replacement the Debtor shall, at its sole cost and expense, maintain workers’ compensation and public liability insurance in amounts satisfactory to the Secured Party and in accordance with the provisions of this Section 3(d).  If at any time the Secured Party determines, in good faith, that the foregoing conditions have not been or cannot be satisfied, then the Secured Party may apply the proceeds of insurance to the prepayment, without premium, of the Loans in accordance with Section 2.05 of the Credit Agreement.  Any insurance proceeds that are received at a time when an Event of Default shall have occurred and be continuing may be applied by the Secured Party to the repayment of the Secured Obligations in accordance with the terms of the Credit Agreement.  If a Debtor fails to provide insurance as required by this Agreement, the Credit Agreement or any of the other Collateral Documents, the Secured Party may, at its option, provide such insurance, and the Debtor will on demand pay to the Secured Party the amount of any disbursement made by the Secured Party for such purpose.

(e)                                  [OMITTED.]

(f)                                   Each Debtor will, upon the reasonable request of the Secured Party, promptly make, execute (as applicable), acknowledge and deliver and file and record in all proper offices and places, including, without limitation, the U.S. Patent and Trademark Office and the U.S. Copyright Office, such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents or instruments as may be necessary to perfect or from time to time renew the Lien arising hereunder and under the other Collateral Documents, including, without limitation, those that may be necessary to perfect such Lien in any additional Collateral hereafter acquired by a Debtor or in any replacements or proceeds thereof, and each Debtor will take all such action as may be deemed reasonably necessary by the Secured Party to carry out the intent and purposes of the Collateral Documents or for assuring and confirming to the Secured Party the grant and perfection of the Lien in the Collateral, including, without limitation, the Intellectual Property Collateral (as defined below).  To the extent permitted by law, each Debtor authorizes and appoints (such appointment being coupled with an interest and irrevocable) the Secured Party to execute (as applicable) and to file and record such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents and instruments in its stead, with full power of substitution, as a Debtor’s attorney-in-fact to be exercised only (i) if a Debtor fails or refuses to do so promptly following a written request therefor or (ii) following an Event of Default and during the continuance thereof.

(g)                                 Each Debtor hereby authorizes the Secured Party to file and record in all proper offices and places, including, without limitation, the U.S. Patent and Trademark Office and the U.S. Copyright Office, such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents and instruments as may be necessary to perfect or from time to time renew the Lien arising hereunder and under the other Collateral Documents, including, without limitation, those that may be necessary to perfect such lien in any additional Collateral hereafter acquired by a Debtor or in any replacements or proceeds thereof.  The Agent agrees to use reasonable efforts to provide a copy of each such document to be filed with the U.S. Patent and Trademark Office or the U.S. Copyright Office to the Debtor prior to filing and/or recording such document.

(h)                                 [OMITTED.]

(i)                                    From and after the occurrence of any Event of Default and during the continuance thereof, the Secured Party may require:  (i) all sums collected or received and all property recovered or possessed by the Debtor in connection with any of the Collateral, including, without limitation, all sums received in respect of any of the accounts receivable, to be received and held by the Debtor in trust for the Secured Party and to be segregated from the assets and funds of the Debtor and to be immediately delivered to the Secured Party for application to the payment of the Secured Obligations in accordance with the terms hereof and (ii) the Debtor, upon the request of the Secured Party, to institute depositary, lockbox and other similar credit procedures providing for the direct receipt of such sums.

(j)                                    [OMITTED].

(k)                                 Each Debtor hereby constitutes and appoints the Secured Party its true and lawful attorney, irrevocably, with full power, upon the occurrence and during the continuance of any Event of Default, in the name of such Debtor or otherwise, at the expense of the Debtor and without notice to or demand upon a Debtor, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to a Debtor, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Secured Party may deem to be reasonably necessary or advisable to protect the interests of the Secured Party, which appointment as attorney is coupled with an interest and is irrevocable.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have full power: (i) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of any of the Collateral including, without limitation, any accounts receivable; (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect and/or to enforce any other rights in respect of any of the Collateral including, without limitation, any accounts receivable; (iii) to defend any suit, action or proceeding brought against the Debtor with respect to any of the Collateral including, without limitation, any accounts receivable; (iv) to settle, compromise or adjust any suit, action or proceeding described in clause (ii) or (iii) above, and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (v) to endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents including, without limitation, those evidencing or securing the accounts receivable or any of them; (vi) to receive, open and dispose of all mail addressed to the Debtor and to notify the post office authorities to change the address of delivery of mail addressed to the Debtor to such address, care of the Secured Party, as the Secured Party may designate; (vii) to act as attorney for the Debtor in obtaining, adjusting, settling and canceling any insurance and endorsing any drafts and retaining any amounts collected or received under any policies of insurance; (viii) to discharge any taxes, assessments or other governmental charges or levies or any other Liens to which any Collateral is at any time subject and (ix) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with the Collateral as fully and completely as though the Secured Party was the absolute owner thereof for all purposes.  The Debtor agrees to reimburse the Secured Party on demand for any payments made or reasonable expenses incurred by the Secured Party pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

(l)                                    The powers conferred on the Secured Party by this Agreement, the Credit Agreement and the other Collateral Documents are solely to protect the interests of the Secured Party and the Lenders and shall not impose any duty upon the Secured Party to exercise any such power, and if the Secured Party shall exercise any such power, such exercise by the Secured Party shall not relieve the Debtor of any Default or Event of Default, and the Secured Party shall be accountable only for amounts actually received as a result thereof.  Except as otherwise required by applicable law, rule or regulation, the Secured Party shall be under no obligation to take steps necessary to preserve the rights in or value of or to collect any sums due in respect of any Collateral against any other Person but may do so at its option.  Without limiting the generality of the foregoing, except as otherwise required by applicable law, rule or regulation, the Secured Party shall have no duty or liability with respect to any claim or claims regarding the Debtor’s ownership or purported ownership, or rights or purported rights arising from, the Intellectual Property Collateral (or any portion thereof) or any use, license, or sublicense thereof, whether arising out of any past, current or future event, circumstance, act or omission or otherwise.  All of such duties and liabilities shall be exclusively the obligation of the Debtor.  All expenses incurred in connection with the application, protection, maintenance, renewal or preservation of any of the Collateral including, without limitation, the Intellectual Property Collateral, shall be borne by the Debtor.

(m)                             [OMITTED.]

(n)                                 [OMITTED].

(o)                                 Each Debtor will promptly notify the Secured Party and the Lenders, as provided in the Credit Agreement, of any material loss or damage to any Collateral.

(p)                                 Each Debtor confirms that value has been given to it by the Secured Party, that it has rights in the Collateral and that it has not agreed with the Secured Party to postpone the time for attachment of any of the security interest in any of the Collateral.  The security interests created by this Agreement will have effect and be deemed to be effective whether or not the Secured Obligations are owing or in existence before or after or upon the date of this Agreement.

(q)                                 Each Debtor will promptly notify the Secured Party (which notification shall be deemed to automatically amend Exhibit 1(xii) hereto) of any commercial tort claim of such Debtor not specifically identified herein and grant to the Secured Party a security interest in any such commercial tort claim and the proceeds thereto.

(r)                                  [OMITTED.]

(s)                                   [OMITTED.]

(t)                                    [OMITTED].

4.                                      Special Provisions Concerning Intellectual Property Collateral.  Without limiting the generality of the other provisions of this Agreement:

(a)                                 If a Debtor shall create or obtain rights to any trademarks, patents or copyrights (or any other Intellectual Property Collateral) in addition to those set forth on Exhibit 4(a)(i) attached hereto, the provisions of this Agreement shall automatically apply thereto and such

Debtor shall take such action as the Secured Party may reasonably request to more fully evidence the same.  Each Debtor shall promptly notify the Secured Party in writing of any new patent application or grant or trademark or copyright application or registration in which such Debtor has an ownership interest.

(b)                                 Each Debtor:  (i) authorizes the Secured Party, without any further action by such Debtor, to amend Exhibit 4(a)(i) to reference any trademark, patent or copyright (or any other Intellectual Property Collateral) acquired by such Debtor after the date hereof or to delete any reference to any right, title or interest in any trademark or patent or copyright (or any other Intellectual Property Collateral) in which such Debtor no longer has or claims any right, title or interest; (ii) will promptly (but in any event within ten (10) days after becoming aware thereof) notify the Secured Party and the Lenders, as provided in the Credit Agreement, of the institution of, or any adverse determination in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or in any federal, state or foreign court or agency regarding the Debtor’s claim of ownership, or the enforceability or validity of any of the Intellectual Property Collateral, in each case that does or could reasonably be expected to materially adversely affect the value of the Intellectual Property Collateral, as a whole, the ability of such Debtor or the Secured Party to dispose of any of the same or the rights and remedies of the Secured Party in relation thereto; (iii) will promptly notify the Secured Party of any suspected infringement of any of the Intellectual Property Collateral by any third party or any claim by any third party that such Debtor is infringing upon the intellectual property rights of such third party that does or could reasonably be expected to materially adversely affect the value of the Intellectual Property Collateral, as a whole; (iv) on a semi-annual basis, will execute, deliver and record in all appropriate registers and offices, an appropriate form of a collateral security agreement evidencing the Secured Party’s security interest in any patent application or application for registration of any trademark or copyright filed by such Debtor during the prior six month period; and (v) will keep accurate and complete records respecting the Intellectual Property Collateral.

(c)                                  [OMITTED.]

(d)                                 [OMITTED].

(e)                                  For the purposes of this Agreement, “Intellectual Property Collateral” means:

(i)                                    all trademarks, trademark applications and registrations and trade names, together with the goodwill appurtenant thereto, owned, held (whether pursuant to a license or otherwise), used or to be used, in whole or in part, in conducting each Debtor’s business, (the “Trademarks”);

(ii)                                all patents and patent applications of each Debtor, including, without limitation, the inventions and improvements described and claimed therein (the “Patents”);

(iii)                            all copyrights and applications for registration of copyrights of each Debtor and all rights in literary property (the “Copyrights”);

(iv)                             all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any Trademarks, Patents and/or Copyrights; all income,

royalties, damages and payments now or hereafter due and/or payable with respect to any Trademarks, Patents and/or Copyrights, including, without limitation, damages and payments for past or future infringements thereof; all rights (but no obligation) to sue for past, present and future infringements of any Trademarks, Patents and/or Copyrights or bring interference proceedings with respect thereto; and all rights corresponding to any Trademarks, Patents and/or Copyrights throughout the world;

(v)                                 all rights and interests of each Debtor pertaining to common law and statutory trademark, service marks, trade names, slogans, labels, trade secrets, patents, copyrights, corporate names, company names, business names, fictitious business names, trademark or service mark registrations, designs, logos, trade styles, applications for trademark registration and any other indicia of origin;

(vi)                             all operating methods, formulae, processes, know-how and the like of each Debtor; and

(vii)                         all domain names set forth on Exhibit 4(a)(i).

5.                                      Events of Default.  The Debtor shall be in default under this Agreement if any one or more of the following events (each an “Event of Default”) shall occur and continue (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Authority):

(a)                                 if default shall be made in the performance or observance of any covenant, agreement or condition contained in Sections 3(a), 3(b) or 3(d) of this Agreement;

(b)                                 if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement and such default shall have continued for a period of thirty (30) days after the earlier of (i) a Debtor’s obtaining actual knowledge of such default or (ii) a Debtor’s receipt of written notice of such default;

(c)                                  if any representation or warranty made by or on behalf of a Debtor in this Agreement or in any agreement, document or instrument delivered under or pursuant to any provision hereof shall prove to have been materially false or incorrect on the date as of which made; or

(d)                                 if any other Event of Default as defined in the Credit Agreement shall occur.

6.                                      Rights and Remedies.

(a)                                 Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the following rights and remedies:

(i)                                    all rights and remedies provided by law or in equity, including, without limitation, those provided by the UCC;

(ii)                                all rights and remedies provided in this Agreement; and

(iii)                            all rights and remedies provided in the Credit Agreement, the other Collateral Documents or in any other agreement, document or instrument pertaining to any of the Secured Obligations.

(b)                                 Notwithstanding anything to the contrary set forth herein, the Secured Party shall have the right to exercise (after the occurrence of any Event of Default) all of the rights and remedies of the Secured Party relating to the Collateral which arise under or are referred to in this Agreement (including the exercise of any power of attorney granted herein and the right to enforce this Agreement, by judicial proceedings or otherwise, to foreclose the Lien created hereby, to take possession of and, subject to the terms of Section 7 and applicable law, to sell the Collateral (or any part thereof), and/or to direct the time, method and place of conducting any proceeding for any such remedy or exercising any such right, and all such rights and remedies may only be exercised by the Secured Party or by a duly authorized representative (or representatives) appointed by the Secured Party).

7.                                      Right to Dispose of Collateral, Etc.

(a)                                 Without limiting the scope of Section 6 hereof, upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right and power to take possession of all or any part of the Collateral and, in addition thereto, the right to enter upon any premises on which all or any part of the Collateral may be situated and remove the same therefrom and the Secured Party may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit, in one or more parcels, at any exchange or broker’s board, or at public or private sale and upon such terms and at such place or places and at such time or times and to such Persons (including, without limitation, the Secured Party), to the extent permitted by applicable law, as the Secured Party deems expedient, all without demand for performance by the Debtor or any notice or advertisement whatsoever except as may be required by this Agreement or by law.  The Secured Party may require a Debtor to make all or any part of the Collateral (to the extent the same is moveable) available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party and the Debtor.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and reasonable attorneys’ fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in the manner set forth in Section 8.03 of the Credit Agreement.  In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtor will be liable for the deficiency, including, if the Lenders so elect interest thereon at a rate per annum equal to the Default Rate, and the cost and expenses of collection of such deficiency, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  Without limiting the generality of the foregoing or the scope of Section 6 hereof, upon the occurrence and during the continuance of any Event of Default, any amount owing by the Secured Party to the Debtor may, without regard to the value of the Collateral, be offset and applied toward the payment of the Secured Obligations as aforesaid, whether or not the Secured Obligations, or any part thereof, shall be then due.

(b)                                 Each Debtor acknowledges and agrees that the Secured Party shall have no obligation to, and each Debtor hereby waives to the fullest extent permitted by law any right that it may have to require the Secured Party to: (i) clean up or otherwise prepare any of the Collateral for sale, (ii) pursue any Person to collect any of the Secured Obligations, or (iii) exercise collection remedies against any Persons obligated on the Collateral.  The Secured Party’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the UCC, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the UCC.

8.                                      Right to Use the Collateral, Etc.  Without limiting the scope of Section 6 hereof, upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other mandatory provisions of applicable law, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all Persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same.  Upon any such taking of possession, the Secured Party, from time to time, at the Debtor’s expense, may (but shall not be obligated to) make all such repairs, replacements, alterations and improvements to any of the Collateral and may manage and control the Collateral and carry on the business and exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem reasonably appropriate, including, without limitation, the right to enter into any and all such agreements with respect to the use of the Collateral or any part thereof as the Secured Party may see fit (including, without limitation, licensing agreements related to the Intellectual Property Collateral); and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof.  Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of so holding, storing, using, operating, managing and controlling the Collateral, and of conducting any business related thereto, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement, the Credit Agreement or any of the other Collateral Documents (including legal costs and reasonable attorneys’ fees).  The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in the manner set forth in Section 8.03 of the Credit Agreement.  Without limiting the generality of the foregoing, the Secured Party shall have the right to have a trustee, liquidator, receiver or similar official appointed to enforce its rights and remedies hereunder or under the Credit Agreement or any of the other Collateral Documents including, without limitation: (a) to take possession of and to manage, protect and preserve the Collateral and all other properties of the Debtor, (b) to continue the operation of the business of the Debtor, (c) to sell, transfer, assign or otherwise dispose of the Collateral (or any portion thereof) and (d) to collect all rents, issues, profits, fees, revenues and other income and proceeds thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of such official, and to the payment of the Secured Obligations as aforesaid, and the Debtor hereby consents to such appointment without regard to the presence or absence of any misfeasance or malfeasance or any other fact or circumstance which otherwise would provide a defense to such appointment.

9.                                      Waivers, Remedies Cumulative, Etc.

(a)                                 The Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise explicitly provided herein or in the Credit Agreement, all other demands and notices in connection with this Agreement or the enforcement of any of the rights and remedies of the Secured Party hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtor or any other Person, or substitution, release or surrender of any Collateral, the addition or release of Persons primarily or secondarily liable on any Secured Obligation, the acceptance of partial payments on any Secured Obligation and/or the settlement or compromise thereof.  To the extent permitted by law, the Debtor also hereby waives any rights and/or defenses the Debtor may have under any anti-deficiency laws or other laws limiting, qualifying or discharging the Secured Obligations and/or any of the remedies of the Secured Party against the Debtor.  The Debtor further waives, to the extent permitted by law: (i) any right it may have under any applicable law (including the constitution of any jurisdiction in which any of the Collateral may be located and the Constitution of the United States of America) to notice (other than any requirement of notice explicitly provided herein or in the Credit Agreement) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement, the Credit Agreement or any of the other Collateral Documents and any right to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing; (ii) any right to damages occasioned by any lawful exercise by the Secured Party of any right or remedy hereunder or referred to herein, including any damages arising as a result of any taking of possession of the Collateral; (iii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party’s rights hereunder; and (iv) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  The Secured Party shall not be required to marshall any Collateral (or any part thereof) in any particular order.  To the extent permitted by law, the Debtor hereby agrees it will not invoke any right it may have under any law to require the marshalling of Collateral or any other right under any law which might cause delay in or impede the enforcement of the rights of the Secured Party under this Agreement, the Credit Agreement or any of the other Collateral Documents, and the Debtor hereby irrevocably waives the benefits of all such laws.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Debtor.

(b)                                 To the extent permitted by law, the obligations of the Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Debtor, or of any other Person; (ii) any exercise or nonexercise, or any waiver, by the Secured Party, of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any of the Collateral or any other security therefor; (iii) any amendment to or modification of this Agreement, the Credit Agreement or any of the other Collateral Documents; or (iv) the taking of additional security for or any guarantee of any of the Secured Obligations or the release or discharge or termination of any security or guarantee for any of the Secured Obligations; and whether or not the Debtor shall have notice or knowledge of any of the foregoing.

(c)                                  No remedy conferred herein or in the Credit Agreement or any of the other Collateral Documents upon the Secured Party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Credit Agreement or any of the other Collateral Documents or now or hereafter existing at law or in equity or by statute or otherwise.  No course of dealing between the Debtor or any Affiliate of the Debtor and the Secured Party, and no delay in exercising any rights hereunder or under the Credit Agreement or any of the other Collateral Documents, shall operate as a waiver of any right of the Secured Party.  No waiver by the Secured Party of any default shall be effective unless made in writing and otherwise in accordance with the terms of Section 11.01 of the Credit Agreement and no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

(d)                                 The Debtor’s waivers set forth in this Agreement (including, without limitation, those set forth in this Section 9) have been made voluntarily, intelligently and knowingly and after the Debtor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

10.                               Termination.  This Agreement and the Lien on the Collateral created hereby shall terminate when all of the Secured Obligations have been indefeasibly paid and finally discharged in full in cash (and all commitments of the Secured Party to lend any additional amounts to the Debtor or any of its Affiliates shall have been terminated).  Upon termination as aforesaid, the Secured Party shall execute and deliver such releases and discharges as the Debtor may reasonably request.

11.                               Reinstatement.  Notwithstanding the provisions of Section 10 to the contrary, and notwithstanding anything else to the contrary contained herein, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Collateral or the Secured Obligations is rescinded, or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Debtor or any of its Affiliates or any guarantor of all or any part of the Secured Obligations, or upon the appointment of any intervenor, receiver or conservator of, or trustee or similar official for, the Debtor or any such Affiliate or guarantor, or any substantial part of their respective properties or assets, or otherwise, all as though such payment had not been made.

12.                               Consents, Approvals, Etc.  Upon the exercise by the Secured Party of any power, right, privilege or remedy pursuant to this Agreement, the Credit Agreement or any of the other Collateral Documents which requires any consent, approval, registration, qualification or authorization of, or declaration or filing with, or other action by, any other Person, including, without limitation, any governmental authority or instrumentality, the Debtor will execute and deliver, or will cause the execution and delivery of, all such agreements, documents, applications, certificates, instruments and other documents and papers and will take, or will cause to be taken, such other action that may be required to obtain such consent, approval, registration, qualification or authorization of or other action by such other Person and/or that may be reasonably requested by the Secured Party in connection therewith.

13.                               Certain Definitions.  In addition to the descriptions contained in Section 1 hereof, the items of Collateral referred to therein shall have all of the meanings ascribed to them in the UCC.

14.                               Amendments.  All amendments of this Agreement and all waivers of compliance herewith shall be in writing and shall be effected in compliance with the provisions of Section 10.01 of the Credit Agreement.

15.                               Communications.  All communications provided for herein shall be made as specified in Section 10.02 of the Credit Agreement.

16.                               Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Secured Party and the Debtor, successors to the Debtor and the successors and assigns of the Secured Party.

17.                               Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.  The Debtor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York sitting in New York County and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder and under the Credit Agreement and the other Collateral Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts.  The Debtor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it in accordance with Section 15 or as otherwise provided under the laws of The Commonwealth of Massachusetts.  Notwithstanding the foregoing, the Debtor agrees that nothing contained in this Section 17 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York.  THE DEBTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR ANY OF THE OTHER COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.                               Miscellaneous.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement (together with the Credit Agreement and the other Collateral Documents) embodies the entire agreement and understanding between the Secured Party and the Debtor and supersedes all prior agreements and understandings relating to the subject matter hereof.  Each covenant contained herein and in the Credit Agreement and in each of the other Collateral Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  In case any provision in this Agreement, the Credit Agreement or any of the other Collateral Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.  This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Debtor has executed this Agreement as a sealed instrument as of the date first above written with the intent to be legally bound.

SONUS NETWORKS, INC.

By:	/s/ Mark T. Greenquist
Name: Mark T. Greenquist
Title: Chief Financial Officer

SONUS FEDERAL, INC.

By:	/s/ Mark T. Greenquist
Name: Mark T. Greenquist
Title: Treasurer

NETWORK EQUIPMENT TECHNOLOGIES, INC.

By:	/s/ Mark T. Greenquist
Name: Mark T. Greenquist
Title: Chief Executive Officer, President and Treasurer

PERFORMANCE TECHNOLOGIES, INCORPORATED

By:	/s/ Mark T. Greenquist
Name: Mark T. Greenquist
Title: Chief Executive Officer, President and Treasurer

SONUS INTERNATIONAL, INC.

By:	/s/ Mark T. Greenquist
Name: Mark T. Greenquist
Title: Treasurer, Assistant Secretary and Vice President

[SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Scott W. Vokey
Name: Scott W. Vokey
Title: Senior Vice President

[SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT]